UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2022

FORGE GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39794	98-1561111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Mission St. Suite 5510 San Francisco, California (Address of principal executive offices)	94105 (Zip Code)

(415) 881-1612

(Registrant’s telephone number, including area code)

Motive Capital Corp

7 World Trade Center

250 Greenwich Street, FL 47

New York, NY 10007

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FRGE	The New York Stock Exchange
Warrants, each exercisable for one share of common stock at an exercise price of $11.50	FRGE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation on March 21, 2022 of the business combination (the “Merger”) between Forge Global, Inc. and Motive Capital Corp (“Motive”, which, following the Merger, is known as Forge Global Holdings, Inc. (“Forge Global”)):

(1)	each of Jill M. Considine, Stephen C. Daffron, Dina Dublon, Rob Heyvaert, Paula Madoff and Kristy Trieste resigned as directors of Motive, effective as of the closing of the Merger (the “Closing”), except in the case of Ms. Dublon, whose resignation became effective on March 20, 2022; and

(2)	Blythe Masters and Kristy Trieste resigned from all officer positions at Motive and its Subsidiaries, effective as of the Closing.

Item 7.01. Regulation FD Disclosure.

On March 22, 2022, Forge Global issued a press release announcing the consummation of the Merger, a copy of which press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits.

99.1	Press Release issued by Forge Global Holdings, Inc. on March 22, 2022
104	The cover page to this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2022	FORGE GLOBAL HOLDINGS, INC

	By:	/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title	Chief Executive Officer